UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 22, 2011
Date of Report (date of earliest event reported)
INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
3560 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices)
(408) 986-9888
(Registrant’s telephone number, including area code)
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Effective February 22, 2011, Kevin P. Fairbairn, Intevac’s president and chief executive officer, has entered into a written sales plan intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934 (the “10b5-1 Plan”) in reference to certain option awards granted upon his joining the Company in January 2002. Such options, up to approximately 175,000 in total, are scheduled to expire in January 2012. The 10b5-1 Plan does not cover any other stock options or shares that Mr. Fairbairn holds. The initial stock sale by Mr. Fairbairn in 2011 will represent his first stock sale during his tenure at the Company.
     Intevac does not undertake to report Rule 10b5-1 plans that may be adopted by any employees, officers or directors of Intevac in the future or to report any modifications or termination of any publicly announced 10b5-1 plans except to the extent required by law.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.
Date: February 24, 2011	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary